Exhibit 23
                                                              ----------

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Commonwealth Industries, Inc. on Form S-8 (File No. 33-90292) of our reports dated June 18, 1997, on our audits of the financial statements and supplemental schedules of the Commonwealth Aluminum Corporation Performance Sharing Plan for Collectively Bargained Employees and the Commonwealth Aluminum Corporation Performance Sharing Plan for Salaried Employees as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 11-K.


COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
June 25, 1997